Item 23(j)(3)

                                 LISKOW & LEWIS

                     Writer's Direct Dial No. (504) 556-4112
                              rsangelico@liskow.com

                             New Orleans, Louisiana
                                January 26, 2004

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

      With respect to Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its Louisiana Municipal Series, we have reviewed the material with respect to Louisiana Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

      We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Louisiana Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        LISKOW & LEWIS


                                        By: /s/ Robert S. Angelico
                                            --------------------------------
                                                Robert S. Angelico

RSA/laf